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(m)(E)

                                   WM TRUST I

                                   WM TRUST II

                  WM STRATEGIC ASSET MANAGEMENT PORTFOLIOS, LLC

                           CLASS R-2 DISTRIBUTION PLAN

                          Dated as of November 9, 2005

     This Class R-2 Distribution Plan (the "Plan") is adopted in accordance with Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act"), by WM Trust I, WM Trust II and WM Strategic Asset Management Portfolios, LLC, each of which is registered with the Securities and Exchange Commission under the Act as an open-end management investment company (together, the "Trusts"), the Trustees of the Trusts having concluded that there is a reasonable likelihood that this Plan will benefit the Trusts and their holders.

Section 1. Distribution Fee.

     (a) Payment. Each Trust may pay to each person as may from time to time be engaged and appointed to act as the distributor of its Class R-2 Shares at such point in time (any such person, a "Distributor," and such shares, "Shares") a distribution fee for services rendered and expenses borne in connection with the offering and sale of Shares of one or more series of the Trust (each such series, a "Fund," and together, the "Funds"). The aggregate distribution fees in respect of Shares of any Fund payable to all Distributors shall not be greater than the annual rate of 0.55% of the average daily net assets attributable to the Shares of such Fund.

     No amount shall be paid by a Trust in contravention of any applicable exemptive order, rule or regulation issued by the Securities and Exchange Commission.

     (b) Receipt, Retention, Direction of Payment. Any Distributor (i) may retain all or any part of the distribution fee payable to it as compensation for distribution services it provides to the applicable Fund and/or as reimbursement for expenses associated with such services; (ii) may use all or any part of such fee to compensate or reimburse persons who provide distribution services to such Fund; and (iii) may direct the Trust to pay any part or all of such fee directly to persons providing funds to a Distributor to cover or otherwise enable the incurring of expenses associated with such services.

     The distribution fee shall by payable to the relevant Distributor or to persons to whom such Distributor directs the Trust to make payments.

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Section 2. Expenses Covered by Plan.

THE ANNUAL FEE PAID TO THE DISTRIBUTOR OR AT THE DIRECTION OF THE DISTRIBUTOR TO ANY OTHER PERSON WITH WHICH THE DISTRIBUTOR HAS A WRITTEN AGREEMENT TO PROVIDE SERVICES AS PERMITTED BY THE PLAN AND THE RELEVANT DISTRIBUTION AGREEMENT (EACH A "DESIGNATED PROVIDER") UNDER SECTION 1 OF THE PLAN MAY BE USED BY THE DISTRIBUTOR OR DESIGNATED PROVIDERS TO COVER ANY EXPENSES PRIMARILY INTENDED TO RESULT IN THE SALE OF A FUND'S CLASS R-2 SHARES, INCLUDING, BUT NOT LIMITED TO:
(I) PAYMENTS MADE TO, AND EXPENSES OF, THE REGISTERED REPRESENTATIVES AND OTHER EMPLOYEES OF THE DISTRIBUTOR OR DESIGNATED PROVIDERS THAT ARE REGISTERED BROKER-DEALERS AND ENGAGE IN THE DISTRIBUTION OF THE FUND'S SHARES; (II) PAYMENTS MADE TO, AND EXPENSES OF, PERSONS WHO PROVIDE SUPPORT SERVICES IN CONNECTION WITH THE SALE OF THE FUND'S CLASS R-2 SHARES, INCLUDING, BUT NOT LIMITED TO, OFFICE SPACE AND EQUIPMENT, TELEPHONE FACILITIES, ANSWERING ROUTINE INQUIRIES REGARDING THE FUND, PROCESSING SHAREHOLDER TRANSACTIONS AND PROVIDING ANY OTHER SHAREHOLDER SERVICES NOT OTHERWISE PROVIDED BY THE FUND'S TRANSFER AGENT OR ANY SHAREHOLDER SERVICING AGENT; (III) COSTS RELATING TO THE FORMULATION AND IMPLEMENTATION OF MARKETING AND PROMOTIONAL ACTIVITIES REGARDING THE FUND'S CLASS R-2 SHARES, INCLUDING, BUT NOT LIMITED TO, DIRECT MAIL PROMOTIONS AND TELEVISION, RADIO, NEWSPAPER, MAGAZINE AND OTHER MASS MEDIA ADVERTISING; (IV) COSTS OF PRINTING AND DISTRIBUTING PROSPECTUSES, STATEMENTS OF ADDITIONAL INFORMATION AND REPORTS OF THE FUND TO PROSPECTIVE CLASS R-2 SHAREHOLDERS OF THE FUND; (V) COSTS INVOLVED IN PREPARING, PRINTING AND DISTRIBUTING ADVERTISING AND SALES LITERATURE PERTAINING TO THE FUND'S CLASS R-2 SHARES; AND (VI) COSTS INVOLVED IN OBTAINING WHATEVER INFORMATION, ANALYSES AND REPORTS WITH RESPECT TO MARKETING AND PROMOTIONAL ACTIVITIES THAT THE FUND MAY, FROM TIME TO TIME, DEEM ADVISABLE REGARDING THE FUND'S CLASS R-2 SHARES.

WM ADVISORS, INC., AS INVESTMENT ADVISOR TO EACH OF THE FUNDS, MAY USE ITS INVESTMENT ADVISORY FEE FOR PURPOSES THAT MAY BE DEEMED TO BE DIRECTLY OR INDIRECTLY RELATED TO THE DISTRIBUTION OF THE TRUSTS' CLASS R-2 SHARES. TO THE EXTENT THAT SUCH USES MIGHT BE CONSIDERED TO CONSTITUTE THE DIRECT OR INDIRECT FINANCING OF ACTIVITIES PRIMARILY INTENDED TO RESULT IN THE SALE OF THE TRUSTS' CLASS R-2 SHARES, SUCH USES ARE EXPRESSLY AUTHORIZED UNDER THE PLAN.

THE DISTRIBUTOR MAY USE ITS FEE UNDER THE PLAN RECORDKEEPING/ADMINISTRATION AGREEMENT FOR PURPOSES THAT MAY BE DEEMED TO BE DIRECTLY OR INDIRECTLY RELATED TO THE DISTRIBUTION OF THE TRUSTS' CLASS R-2 SHARES. TO THE EXTENT THAT SUCH USES MIGHT BE CONSIDERED TO CONSTITUTE THE DIRECT OR INDIRECT FINANCING OF ACTIVITIES PRIMARILY INTENDED TO RESULT IN THE SALE OF THE TRUSTS' CLASS R-2 SHARES, SUCH USES ARE EXPRESSLY AUTHORIZED UNDER THE PLAN.

SECTION 3. SHAREHOLDER SERVICES AND FEE.

     (A) SHAREHOLDER SERVICES ANNUAL FEE. EACH TRUST IS AUTHORIZED TO PAY TO A DISTRIBUTOR A FEE, CALCULATED DAILY AND PAID MONTHLY IN ARREARS, FOR THE SHAREHOLDER SERVICES THAT ARE DESCRIBED IN PARAGRAPH (B) OF THIS SECTION 3 AND THAT ARE PROVIDED BY SUCH DISTRIBUTOR TO ONE OR MORE OF THE FUNDS. THE AGGREGATE FEE PAID TO ALL DISTRIBUTORS UNDER THIS SECTION 3 FOR SHAREHOLDER SERVICES TO ANY FUND

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SHALL NOT BE GREATER THAN THE ANNUAL RATE OF 0.25% OF THE AVERAGE DAILY NET
ASSETS ATTRIBUTABLE TO THE SHARES OF SUCH FUND.

     (B) SHAREHOLDER SERVICES. IN ADDITION TO THE DISTRIBUTION SERVICES SET FORTH IN SECTION 2(A) ABOVE, A DISTRIBUTOR MAY PROVIDE SHAREHOLDER SERVICES TO ACCOUNTS OF THE SHARES OF ONE OR MORE OF THE FUNDS, INCLUDING, BUT NOT LIMITED TO, THE FOLLOWING: TELEPHONE SERVICE TO SHAREHOLDERS, INCLUDING THE ACCEPTANCE OF TELEPHONE INQUIRIES AND TRANSACTION REQUESTS; ACCEPTANCE AND PROCESSING OF WRITTEN CORRESPONDENCE, NEW ACCOUNT APPLICATIONS AND SUBSEQUENT PURCHASES BY CHECK; MAILING OF CONFIRMATIONS, STATEMENTS AND TAX FORMS DIRECTLY TO SHAREHOLDERS; AND ACCEPTANCE OF PAYMENT FOR TRADES BY CHECK, FEDERAL RESERVE WIRE OR AUTOMATED CLEARING HOUSE PAYMENT. IN ADDITION, A DISTRIBUTOR MAY PERFORM OR SUPERVISE THE PERFORMANCE BY OTHERS OF OTHER SHAREHOLDER SERVICES IN CONNECTION WITH THE OPERATIONS OF SUCH FUND(S) WITH RESPECT TO ITS SHARES, AS AGREED FROM TIME TO TIME.

SECTION 4. APPROVAL BY TRUSTEES.

     Neither the Plan nor any related agreements will take effect until approved by a majority vote of both (a) the full Board of Trustees of the Trusts and (b) those Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to it (the "Qualified Trustees"), cast in person at a meeting called for the purposes of voting on the Plan or the related agreements.

SECTION 5. CONTINUANCE OF THE PLAN.

     The Plan will continue in effect for the Trusts for so long as its continuance is specifically approved at least annually by the Trusts' Board of Trustees in the manner described in Section 4 above.

SECTION 6. TERMINATION.

     The Plan may be terminated at any time with respect to any Fund by a majority vote of the Qualified Trustees or by vote of a majority of the outstanding Class R-2 shares of the Fund. The Plan may remain in effect with respect to the Class R-2 shares of a particular Fund even if the Plan has been terminated in accordance with this Section 6 with respect to the Class R-2 shares of one or more of the other Funds.

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SECTION 7. AMENDMENTS.

     The Plan may not be amended with respect to the Class R-2 shares of a Fund so as to increase materially the amount of the fee described in Section 1 above with respect to the Class R-2 shares of the Fund, unless the amendment is approved by a vote of at least a majority of the outstanding Class R-2 shares of that Fund. No material amendment to the Plan may be made unless approved by the Trusts' Board of Trustees in the manner described in Section 4 above.

SECTION 8. SELECTION OF CERTAIN TRUSTEES.

     While the Plan is in effect, the selection and nomination of the Trusts' Trustees who are not interested persons of the Trusts will be committed to the discretion of the Trustees then in office who are not interested persons of the Trusts.

SECTION 9. WRITTEN REPORTS.

     In each year during which the Plan remains in effect, any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to the Plan or any related agreement will prepare and furnish to the Trusts' Board of Trustees, and the Board will review, at least quarterly, written reports, complying with the requirements of the Rule, which set out the amounts expended under the Plan and the purposes for which those expenditures were made.

SECTION 10. PRESERVATION OF MATERIALS.

     The Trusts will preserve copies of the Plan, any agreement relating to the Plan and any report made pursuant to Section 9 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan, agreement or report.

SECTION 11. MEANINGS OF CERTAIN TERMS.

     As used in the Plan, the terms "interested person" and "majority of the outstanding voting securities" will be deemed to have the same meaning that those terms have under the Act and the rules and regulations under the Act, subject to any exemption that may be granted to the Trusts under the Act by the Securities and Exchange Commission.

SECTION 12. LIMITATION OF LIABILITY.

     The execution of the Plan by an officer of the Trusts has been authorized by both the Trusts' Board of Trustees and the shareholders of the Class R-2 shares of each Fund. A copy of the Agreement and Declaration of Trust of the Trust of each of WM Trust I and WM Trust II, and a copy of LLC Operating Agreement of WM Strategic Asset Management Portfolios, LLC, is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Plan is executed by an officer of the Trust on behalf of the Trustees of the Trust, as trustees and not individually, on further behalf of each Fund and that the obligations of this Agreement with respect to a Fund shall be binding upon the assets and properties of that Fund only and shall not be binding upon the assets and properties of any other Fund or series of the Trust or upon

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any of the Trustees, officers, employees, agents or shareholders of a Fund or the Trust individually.